[STATE STREET(R) LOGO]
FOR EVERYTHING YOU INVEST IN(SM)

                        STATE STREET GLOBAL MARKETS, LLC

                           PERSONAL INVESTMENT POLICY

                                      2002

                                TABLE OF CONTENTS

INTRODUCTION

SECTION 1 - DEFINITIONS

SECTION 2 - TRADING FOR PERSONAL ACCOUNTS

SECTION 3 - PROHIBITIONS

SECTION 4 - EXEMPTED TRANSACTIONS

SECTION 5 - REPORTING

SECTION 6 - ANNUAL CERTIFICATION

SECTION 7 - EXEMPTIONS TO THE POLICY

SECTION 8 - SANCTIONS

ATTACHMENT A

ATTACHMENT B

                        STATE STREET GLOBAL MARKETS, LLC
                          PERSONAL INVESTMENT POLICY

                           CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand State Street Global Markets, LLC's Personal Investment Policy. I realize the importance of adhering to the Policy and agree to comply with all of its requirements including the disclosure and reporting of all personal securities accounts and personal securities transactions required to be disclosed or reported. Furthermore, I agree to report any questionable activities or noted violations, including issues identified outside my particular areas of responsibility, to Compliance.

Printed Name

Signature

Date

THIS CERTIFICATION PAGE MUST BE SIGNED, DATED AND RETURNED TO NICOLE MCFADDEN, SSGM COMPLIANCE AT MAO/18.

INTRODUCTION

State Street Global Markets, LLC (SSGM) and it's foreign affiliates, enjoys a reputation for professionalism and integrity. This reputation can only be maintained by the determination of all SSGM personnel to act in a manner consistent with the highest ethical standards. In order to reinforce SSGM's commitment to these standards, SSGM has developed this Personal Investment Policy ("Policy") to define the principles and guidelines by which all SSGM persons must conduct their activities.

This Policy is not intended to supersede any applicable laws and regulations. Rather, it is to be used in conjunction with said laws and regulations, applicable Self-Regulatory Organization (SRO) rules, SSGM's Compliance Manual, Written Supervisory Procedures and the State Street Corporation Standard of Conduct. Each person is responsible for annually documenting the acknowledgment of review and understanding of the Policy to ensure compliance with the procedures established by State Street Global Markets, LLC. The Policy will be reviewed by SSGM's Compliance at least annually and updated as needed.

APPLICABILITY OF CODE TO EMPLOYEES OF NON-US OFFICES

Individuals at State Street Global Markets, LLC's Non-U.S. offices are subject to the terms of this Policy. In addition, such employees remain subject to any local laws and regulations affecting personal investments and other activities governed by the Policy. It is the responsibility of each individual to adhere to such laws and regulations. In the event of any inconsistency between local law or regulation and the terms of this Policy, the individual must adhere to the highest applicable standard.

SECTION 1 - DEFINITIONS

A. "SSGM Employee" means "any SSGM registered or non-registered person and persons associated with U.S. divisions and foreign brokerage affiliates, who, in connection with his or her regular functions or duties makes, participates in, obtains or has contact with information regarding purchases or sales of securities" This does not include those persons in pure administrative or technology roles.

     For purposes of this policy, all "SSGM Employees" will be categorized as either Level I or Level II. Level I SSGM Employees will consist of all trading, sales and brokerage operations persons. All those not specified in Level I will be categorized as a Level II SSGM Employee. Attachment A lists the designations.

B. "Beneficial Ownership" shall be interpreted using Section 16 of the Securities Exchange Act of 1934 as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect `pecuniary interest' in the securities.

     In general, `pecuniary interest' means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     "Beneficial Ownership" generally includes accounts in the name of:

         the SSGM Employee;
         the SSGM Employee's spouse;
         the SSGM Employee's minor children;
         the SSGM Employee's adult children living in the SSGM Employee's home; any other relative whose investments the SSGM Employee directs or who is dependent on the SSGM Employee for the majority of material support (regardless of whether he or she resides in the SSGM Employee's home);

     Beneficial Ownership also includes accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the SSGM Employee obtains therefrom benefits substantially equivalent to those of ownership (e.g. trusts). SSGM Persons should contact SSGM Compliance regarding any questions they may have concerning Beneficial Ownership.

C. "Control" shall have the same meaning as that set forth in Section 2(a) (9) of the Investment Company Act of 1940.

D. "Employee Account" means "any account where an SSGM employee has a personal financial interest; the employee is the named trustee or custodian; or otherwise has control over the account. Accounts include securities or commodities accounts at

     State Street or other financial institutions including foreign or domestic broker-dealers, investment advisors and banks".

E. "Employee-Related Account" means "accounts for relatives of SSGM Employees residing with the employee and accounts for any person who is supported, directly or indirectly, to a material extent by the employee; including accounts of individuals who are receiving 'partner' benefits under State Street's employee benefit plan".

F. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a security.

G. "Security" shall have the meaning set forth in Section 2 (a) (36) of the Investment Company Act of 1940 and includes commodities contracts as defined in Section 2 (a) (1) of the Commodity Exchange Act (including, but not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency); except that it shall NOT include Securities issued by the Government of the United States, or, with respect to SSGM Employees employed in the Non-US offices, the government of the country in which such office is located, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (e.g. mutual funds). Any question as to whether a particular investment constitutes a "Security" should be referred to Compliance.

SECTION 2 - TRADING FOR PERSONAL ACCOUNTS:

To help ensure compliance with legal obligations and to avoid even the appearance of improper conduct, SSGM Employees must adhere to the principles adopted by State Street Corporation which govern personal securities trading by employees.

REQUIREMENTS

You are entitled to engage in personal investment activity consistent with your personal circumstances and subject to the policies that are designed to protect the legal interest of State Street and our reputation within the community.

A.   TRADING IN STATE STREET SECURITIES

     SSGM recognizes the interest you may have in investing in this Corporation. However, buying or selling securities of State Street gives rise to concerns regarding the potential use of inside information. As a result, trading in State Street securities is subject to the following restrictions:

          SSGM Employees who possess inside information regarding material corporate events are prohibited from engaging in transactions in State Street securities until such information is released to the public. See Information Wall/ Insider Trading procedures in SSGM's Compliance Manual.

          SSGM Employees are prohibited from engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation).

B.   TRADING IN SECURITIES OTHER THAN STATE STREET

     Personal transactions in the securities of any company or issuer could, in certain circumstances, constitute an improper act or create the appearance of impropriety. In order to avoid any such difficulty, your personal securities transactions in any securities are subject to the following restrictions:

          SSGM Employees possessing material nonpublic information regarding an issuer is prohibited from buying or selling securities of that issuer until the information becomes public or is no longer considered material. See Information Wall/ Insider Trading procedures in SSGM's Compliance Manual.

          SSGM Employees may not effect personal transactions in securities from Firm inventory.

     SSGM Employees who are primarily responsible for managing or directing the State Street relationship with a customer may not buy or sell securities issued by the customer, regardless of whether or not the employee possesses material nonpublic information about the customer. In order to ensure the reasonableness of this policy, the restriction is subject to two limitations:

               (i) First, if you already own such investment before the preceding condition occurs, you must request a waiver of the policy from both your immediate supervisor and the Compliance Officer prior to transacting any sale of the investment. However, no further transaction in the subject security is allowed unless an exemption is granted.

               (ii) Second, since State Street is a service provider to a substantial portion of the mutual fund industry, this restriction will apply only to purchases or sales of mutual funds where you possess material nonpublic information with respect to the mutual fund.

          SSGM Employees may not knowingly trade on anticipated market activity, which may follow dissemination of an investment recommendation by State Street as to a security. Personal trading on any security, which you know, is the subject of an investment recommendation by State Street must be delayed for 48 hours following dissemination of the recommendation.

          As SSGM Employees, you may not use your influence to accept favorable consideration from an issuer or broker with respect to the opportunity to purchase a newly issued or thinly-traded security, nor from a broker with respect to the fees charged by the broker in relation to conducting a securities transaction. Engaging in any such practice could create the appearance of a conflict of interest and must be avoided.

     SSGM Employees have a similar duty with respect to State Street. Accordingly, since trading in certain securities could affect the price of the securities, you are required to allow customers of State Street to have the first opportunity in buying or selling a particular security.

          SSGM Employees may not engage in "short selling" the securities of any customer which is serviced by SSGM.

          SSGM Employees may not purchase securities in the initial market where State Street is involved in their underwriting or distribution.

C.   PROHIBITION ON TRADING BASED UPON CUSTOMER/PROPRIETARY INFORMATION

     Trading for customer accounts and for State Street's own account takes precedence over your personal securities transactions. SSGM has a responsibility to its customers not to preempt their investment opportunities. SSGM Employees are strictly prohibited from trading in their own accounts ahead of customer or proprietary orders or from trading in their own accounts based upon information received from customer or proprietary orders.

D.   MAINTAINING AN ACCOUNT AT SSGM

     As part of SSGM's Personal Investment Policy, employees are permitted to maintain their personal brokerage accounts at other broker-dealers, but, for any employees that maintain their accounts at SSGM, THEY ARE STRICTLY PROHIBITED FROM ENTERING TRANSACTIONS IN THEIR OWN ACCOUNTS. All transactions in these accounts must be entered by a person responsible for accounts in the ordinary course of their business for SSGM.

The restrictions described above, while they apply to all persons of State Street Corporation and its affiliated companies, are especially pertinent to SSGM Employees. As SSGM Employees you should familiarize yourself with any additional limitations which are included in SSGM's Compliance Manual.

SECTION 3 - PROHIBITIONS

A.   Prohibited Purchases and Sales

     SSGM Employees

     Unless such information is already in the public domain, in which case this provision shall not prohibit the purchase or sale of a Security, no SSGM Employee shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i)  is being considered for proprietary purchase or sale;

          (ii) is being proprietarily purchased or sold;

          (iii) is being considered for purchase or sale for any customer; or

          (iv) is being purchased or sold for any customer.

B.   Prohibited Activities

     1. No SSGM Employee, in connection with the purchase or sale (whether directly or indirectly) of a security shall:

               employ any device, scheme or artifice to defraud a customer; or engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon a customer.

          The above activities shall at all times include, but shall not be limited to the following:

               (i) purchasing or selling or recommending the purchase or sale of securities to others on the basis of material, non-public information;

               (ii) purchasing or selling , knowingly, directly or indirectly, securities in such a way as to compete personally in the market with a customer, or acting personally in such a way as to injure a customer's transactions;

               (iii) using knowledge of securities transactions by a customer, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions. Frontrunning customer orders is strictly prohibited.

     2.   Each of the following activities are prohibited for a SSGM Employee:

               (i) based upon a firm's obligations to make a bona-fide public offering, NASD registered persons are prohibited from purchasing "Hot Issues". "Hot issue" is defined as a security that trades at a premium in the initial market of an initial public offering. This prohibition applies unless the SSGM registered employee has a right to purchase the security due to the SSGM Employee's pre-existing status as a share/policy holder or depositor with respect to such security or as a shareholder of a related company. This is a strict liability violation and applies to all NASD registered persons.

               (ii) investing in a private offering (e.g. offerings of securities not registered with a local regulatory agency, such as the SEC, stocks of privately held companies, private placements and non-publicly traded limited partnerships) without prior written consent from the Compliance Department.

               (iii) investing in a private offering (with prior written consent) and failing to disclose any subsequent conflicts of interest to the Compliance Department.

               (iv) using any derivative or using any evasive tactic, to avoid the restrictions of this Policy.

               (v) serving as a director of a publicly traded or privately held company other than State Street Corporation without prior written consent of the Compliance Department.

               (vi) trading in a personal securities account in such an active manner as to disrupt or interfere with the duties and responsibilities for which you were hired for SSGM. Excessive trading will be brought to the attention of management.

SECTION 4 - EXEMPTED TRANSACTIONS

The prohibitions of Section 3A of this Policy shall not apply to:

     Purchases and sales affected in any account over which the SSGM Employee has no direct or indirect influence or control.

     Acquisition of a Security due to dividend reinvestment or similar automatic periodic investment process or through the exercise of rights, warrants or tender offers.

SECTION 5 - REPORTING

A. Every SSGM Employee shall provide State Street Global Markets, LLC Compliance with disclosure of all employee and employee related brokerage and commodity accounts. Disclosure must be made on the State Street Global Markets, LLC Employee and Employee Related Brokerage/Commodities Account Disclosure Form. (See the Employee and Employee Related Brokerage/Commodities Account Disclosure Form which is located at the end.)

B. Level I SSGM Employees shall provide State Street Global Markets, LLC Compliance with written notification of their proposed transaction(s), prior to effecting any trade. This written notification shall be made via Lotus Notes e-mail to SSCM TRADE REPORT with the attached information (see Attachment B). Notification shall be provided on the day of the impending transaction and shall be re-submitted on subsequent days until such transaction is completed.

C. SSGM Employees are required to notify any brokers, dealers, investment advisers, banks and other financial institutions with whom they have their securities trading accounts to forward duplicate confirms of any and all of their trades and duplicate account statements containing trading activity to State Street Global Markets, LLC Compliance. (See the Duplicate Trade Confirmation and Account Statement Request Letter, which is located at the end.)

D.   EXEMPTIONS to the Reporting requirements of paragraphs A, B, and C of
     Section 5. The above reporting requirements shall not apply to transactions in unit investment trusts, variable contracts, redeemable securities of companies registered under the Investment Company Act of 1940 (Open-end mutual funds).

     Securities contained in self-directed pension brokerage accounts, self-managed brokerage accounts (SMBA's) or 401(k) retirement accounts are included in the reporting requirements.

SECTION 6 - ANNUAL CERTIFICATION

Each SSGM Employee must certify annually that he or she has read and understands the Policy and has complied with disclosure and reporting requirements for all personal securities transactions required to be disclosed and reported. (See SSGM's Personal Investment Policy form which is located at the end.)

SECTION 7 - EXEMPTIONS TO THE POLICY

Any person who believes that aspects of this Policy impose a particular hardship or unfairness upon them with respect to a particular transaction or situation, without conferring a corresponding benefit toward the goals of the Policy, may appeal to Compliance for exemption from Policy provisions relating to a particular transaction or ongoing activity or reporting requirement.

If an exemption is granted, Compliance may impose alternative controls or requirements. Any exemption granted in this regard shall apply only to the person who had sought relief and no other person may rely on such individual exemption unless specifically authorized by Compliance. If circumstances warrant, Compliance may submit the request to Legal for input.

SECTION 8 - SANCTIONS

Violations or suspected violations of this Policy must be reported to Compliance. If, upon further review, it is determined that an actual violation has occurred, Compliance and Management may impose such sanctions as deemed appropriate, including, among other things, the following:

     (i)      a letter of censure to the violator;

     (ii)     suspension of the employment of the violator;

     (iii)    termination of the employment of the violator;

     (iv) civil or criminal referral of the violator to appropriate regulatory authorities; fines or other monetary penalties.

                        RETURN TO: SSGM COMPLIANCE MAO/18

   EMPLOYEE AND EMPLOYEE RELATED BROKERAGE/COMMODITIES ACCOUNT DISCLOSURE FORM

Employee Name  ________________________

Department  ____________________________

Telephone Number  ______________________


ACCOUNT NAME    ACCOUNT        TYPE              FIRM NAME           FIRM
                NUMBER    (CASH/MARGIN)      (BROKER/IA/BANK)      ADDRESS

[ ] Check Here if you have no Employee or Employee Related Brokerage/Commodities Accounts

Employee Signature  _________________________

Date  _________________________

        REQUEST FOR DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS
             FOR STATE STREET EMPLOYEE AND EMPLOYEE-RELATED ACCOUNTS

[INSERT DATE]

[INSERT NAME AND ADDRESS OF BROKER/DEALER, IA, BANK OR OTHER FINANCIAL INSTITUTION]

Re: [INSERT NAME OF EMPLOYEE AND ACCOUNT NUMBER(S)]

Dear Sir or Madam:

I am associated with State Street Global Markets, LLC a registered broker/dealer and member of the NASD. I have beneficial interest in and/or discretionary control over the above-referenced account(s). Please send duplicate confirmations for each transaction in the account(s) and account statements to the individual listed below:

COMPLIANCE OFFICER
STATE STREET GLOBAL MARKETS, LLC
225 FRANKLIN STREET, 18TH FLOOR
BOSTON, MA  02110

Sincerely,

[INSERT NAME OF EMPLOYEE]

                                  ATTACHMENT A
                        SSGM EMPLOYEE LEVEL DESIGNATIONS

NAME                                LEVEL                   DEPARTMENT - LOCATION
Andrade, William               I                       Transition Management  (MAO-2)
Barton, Dan                    I                       Securities Trading  (MAO-19)
Baskin, Donna                  II                      Securities Trading (MAO-2)
Batler, Timothy                I                       Structured Products
Beach, David                   I                       Plan Sponsor Sales (NY5)
Beauchene, Tom                 I                       SSGM Money Markets  (MAO-2)
Benninger, James               I                       SSGM LLC-Clipper Rec Dept (MAO-18)
Berk, Matthew                  I                       Brokerage Operations (NY5)
Bishop, Steve                  I                       HNW/Sales  (MAO-19)
Bonn, Nick                     I                       Securities Trading, EVP (MAO-2)
Bor, Rebekah                   I                       Operations & Risk  (MAO-19)
Bosze, Steve                   I                       Operations & Risk  (MAO-19)
Botto, Bethany                 II                      Compliance  (MAO-18)
Wilson (Boyle), Kelly          I                       Operations & Risk  (MAO-2)
Breault, Mark                  II                      Investment Services US (TO4)
Brooks, Melissa                I                       SSGM LLC-Auto Fdg Dept (MAO-18)
Brooks, Nancy                  I                       Client Services  (MAO-2)
Bryant, Tom                    I                       Trading  (MAO-2)
Bryson, James                  II                      Elkins McSherry LLC (NY4)
Buoniconti, Martin             I                       Trading Operations (MAO-19)
Camargo, Joe                   I                       Operations & Risk (MAO-19)
Canavan, Sean                  I                       Trading  (MAO-2)
Carlin, Chris                  I                       Transition Management (MAO-2)
Carter, Phil                   I                       Electronic Sales & Trading  (MAO-2)
Casali, Deb                    II                      Administration Manager (MAO-2)
Cassidy, Steve                 I                       Transition Management  (MAO-2)
Cavallo, Mike                  I                       Trading  (MAO-2)
Cipullo, Ed                    I                       SSGM Money Markets  (MAO-2)
Connelly, Dan                  I                       Client Services  (MAO-2)
Cote, Quentin                  I                       SSGM LLC-Clipper Rec Dept (MAO-18)
Cottage, Don                   I                       Electronic Sales Trading (MAO-2)
Davey, Lou                     I                       401K Distribution (MAO-2)
DeGennaro, Darren              I                       SSGM-Municipal Finance (MAO-18)
Deignan, Patrick               I                       SSGM Money Markets  (MAO-2)
Delaire, Brett                 I                       Brokerage Operations (NY5)
Di Costanza, Carly             I                       Structured Products
Dominguez, Richard             II                      (MAO-19)
Donegan, Stephen               II                      (MAO-19)
D'Ortona, Lisa                 II                      SSGM LLC Inv Bkg Mgt&Adm (MAO-18)
Dugdale, Jason                 I                       Operations (MAO-2)
Dyson, Emily                   I                       Operations & Risk  (MAO-19)
Ebling, Hilly                  I                       SSGM Securities Trading  (MAO-2)
Edmonds, Nicholas              I                       SSGM LLC-Clipper Rec Dept (MAO-18)
Elkins, James                  I                       Brokerage Operations (NY5)
Fagan, James K.                I                       SSGM LLC-Auto Fdg Dept (MAO-18)

NAME                                LEVEL                   DEPARTMENT - LOCATION
Farid, Hani                    I                       SSGM Sec. Trading/Municipal  (MAO-2)
Feehily, Kevin                 I                       Client Services  (MAO-2)
Ferreira, Teo                  I                       SSGM Money Markets  (MAO-2)
Fevrier, Stanley               II                      SSGM LLC Inv Bkg Mgt&Adm (MAO-18)
Finocchio, Stephen             I                       SSGM LLC-Auto Fdg Dept (MAO-18)
Fischer, Marty                 I                       Operations & Risk  (MAO-2)
Fisher, Chris                  I                       SSGM Money Markets  (MAO-2)
Fitzgerald, Craig              I                       Trading  (MAO-2)
Fitzpatrick, Brian             II                      Finance
Freedman, Margaret             I                       Operations  (MAO-2)
Frye, David                    I                       SSGM LLC-Clipper Rec Dept (MAO-18)
Galletti, Randy                I                       Operations & Risk  (MAO-2)
Garrett, Glenn                 I                       Client Services  (MAO-2)
Gee, Sandra                    I                       (MAO-19)
Geyer, Patricia                I                       Research Sales (MAO-2)
Goerg, Mark                    I                       Plan Sponsor Sales (NY5)
Goodwin, Joel                  I                       Electronic Sales Trading (MAO-2)
Gorham, Mark                   I                       401K Distribution  (MAO-2)
Graf, Mathew                   I                       SSGM Money Markets  (MAO-2)
Grossman, Jeff                 I                       Plan Sponsor Sales  (MAO-2)
Hajjar, Peter                  I                       Structured Products
Haligan, John                  II                      Elkins McSherry LLC (NY4)
Hanna, Rob                     II                      SSGM LLC Inv Bkg Mgt&Adm (MAO-18)
Hansen, Mark                   II                      Compliance  (MAO-18)
Heilemann, Adam                I                       SSGM LLC-Capital Corp (MAO-18)
Helfrich, Bill                 II                      SSGM LLC-Mgmt & Admin (MAO-18)
Henderson, Thomas              I                       SSGM LLC-Capital Corp (MAO-18)
Hendricks, John                I                       SSGM Sec. Trading/Arbitrage (MAO-2)
Hickey, Erin                   I                       Administration  (MAO-19)
Hindmarsh, Charles             I                       SSGM LLC-Mgmt & Admin (MAO-18)
Hogan, Patrick                 I                       SSGM LLC-Capital Corp (MAO-18)
Hosic, Nela                    II                      Administration  (MAO-19)
Humm, Jason                    I                       Trading Operations  (MAO-19)
Hunter, Mark                   I                       Operations & Risk  (MAO-19)
Johnson, Ryan                  I                       401K Distribution (MAO-2)
Koehler, Glenn                 I                       401K Distribution  (MAO-2)
Koeller, Brian                 I                       SSGM LLC-Financial Engineering (MAO-18)
Koesterich, Russ               I                       Research Sales (MAO-2)
Koffman, Mark                  I                       401K Distribution  (MAO-2)
Koplan, David                  I                       Investor Services  (MAO-19)
Lalonde, Pascal                I                       Structured Products
Lane, Curtis                   I                       SSGM LLC-Clipper Rec Dept (MAO-18)
Lee Suzanne                    I                       Client Service  (MAO-2)
Lemaitre, Nathalie             II                      Administration  (MAO-2)
Levine, Gerald                 I                       SSGM LLC-Inv Bkg Dept (MAO-18)
Lipton, Len                    II                      Elkins McSherry LLC (NY4)
Lison, Norman                  I                       Brokerage Operations (NY5)
Loughlin, Thomas               I                       SSGM LLC-Financial Engineering (MAO-18)
Love, Patti                    I                       Fixed Income (MAO-2)

NAME                                LEVEL                   DEPARTMENT - LOCATION
Luti, Donna                    II                      (MAO19)
Lyons, Will                    I                       Transition Management (MAO-2)
MacVicar, Matthew              I                       SSGM Money Markets  (MAO-2)
Mahoney, Bill                  I                       Electronic Sales Trading (MAO-2)
Manjunath, Shiva               I                       Transition Analyst (MAO-2)
Manrique, Maria                II                      Finance (MAO/19)
Manzi, Vincent                 II                      SSGM Compliance
Marinelli, Julie               I                       Client Services  (MAO-2)
Maturi, Dottie                 I                       Investor Services  (MAO-19)
McCarthy, Dan                  I                       Electronic Sales Trading (MAO-2)
McCusker, Pia                  I                       SSGM LLC-Capital Corp (MAO-18)
McDonald, Andrew               I                       Operations & Risk  (MAO-2)
McFadden, Nicole               II                      Compliance  (MAO-18)
McGowan, Adam                  I                       SSGM LLC-Capital Corp (MAO-18)
McGuire, John                  I                       SSGM Money Markets  (MAO-2)
McLellan, Ross                 I                       Transition Management  (MAO-2)
McSherry, Richard              II                      Elkins McSherry LLC (NY4)
Menis, Fred                    I                       401K Distribution  (MAO-2)
Meringoff, Todd                I                       SSGM LLC-Capital Corp (MAO-18)
Moll, Kimberly                 I                       Structured Products
Morgan, Dan                    I                       Transition Management (MAO-2)
Morris, Kristin                I                       Transition Management  (MAO-2)
Morrison, Stephanie            I                       HNW/Sales (MAO-2)
Morrissey, Eileen              I                       SSGM LLC-Municipal Finance (MAO-18)
Mulcahy, Mike                  II                       (MAO-19)
Murphy, Bob                    I                       Technical Operations  (MAO-19)
Murray, Michael                I                       SSGM LLC-Financial Engineering (MAO-18)
Newell, Kim                    I                       Transition Management  (MAO-2)
Nguyen, Vin L.                 I                       Technical Operations (MAO/19)
Norcott, Catherine             I                       Investor Services  (MAO-19)
Nowell, Ashley                 II                      Administration  (MAO-2)
Ormiston, Lee                  I                       SSGM LLC-Municipal Derivative Prod  (MAO-18)
Ouellette, Patrick             I                       Trading  (MAO-2)
Park, Nick                     II                      Administration (MAO-2)
Peabody, Matthew               I                       SSGM Money Markets  (MAO-2)
Pope, Kerry                    I                       SSGM Money Markets  (MAO-2)
Potts, Jason                   I                       Client Services  (MAO-2)
Pratt, Derek                   I                       SSGM Money Markets  (MAO-2)
Pratt, Maija                   I                       SSGM Capital Corp. (MAO-18)
Quiat, Jessica                 I                       SSGM LLC-Capital Corp (MAO-18)
Radulski, Rich                 I                       Electronic Sales Trading (MAO-2)
Raft, Dean                     I                       Electronic Sales & Trading  (MAO-2)
Ramos, Frederick               I                       SSGM LLC-Auto Fdg Dept (MAO-18)
Ramos, Maurio                  I                       (MAO-19)
Rego, Nancy                    I                       Transition Management  (MAO-2)
Rich, Leslie                   I                       Fixed Income (MAO-2)
Richard, Charlene              I                       Fixed Income (MAO-2)
Rogers, Stephanie              I                       Structured Products
Roper, Blake                   I                       Operations & Risk  (MAO-2)

NAME                                LEVEL                   DEPARTMENT - LOCATION
Russell, Nelson                I                       SSGM LLC-Inv Bkg Dept (MAO-18)
Saha, Kushal                   I                       Structured Products
Sandri, Wendy                  I                       HNW/Sales  (MAO-2)
Saulnier, Randy                I                       SSGM Money Markets  (MAO-2)
Schoenfeld, Stephen            I                       Electronic Sales Trading (MAO-2)
Shea, Christine                I                       Operations & Risk  (MAO-2)
Sigai, Daniel                  I                       Structured Products
Slavin, Robert                 I                       Investor Services  (MAO-19)
Soberon, Monica                I                       SSGM Money Markets  (MAO-2)
Stern, Derek                   II                      SSGM Compliance (MAO-19)
Strader, Susan                 I                       SSGM LLC-Auto Fdg Dept (MAO-18)
Strazzullo, Bill               I                       Fixed Income  (MAO-2)
Suarez, Fernando               I                       SSGM Capital Corp. (MAO-18)
Svendsen, Craig                I                       Transition Management  (MAO-2)
Swartz, Pauliina               I                       SSGM Capital Corp. (MAO-18)
Tam, Ron                       I                        (MAO-19)
Tarleton, Brett                II                      Elkins McSherry LLC (NY4)
Thomas, Bob                    I                       HNW/Sales  (MAO-2)
Thorsteinsson,  Arnar          II                      Business Analyst  (MAO-19)
Thwing, Michael                I                       Fixed Income  (MAO-2)
Toland, Jim                    I                       Transition Management  (MAO-2)
Verdon, Mary                   I                       Brokerage Operations (NY5)
Walsh, Suzanne                 I                       SSGM LLC-Municipal Derivative Prod (MAO-18)
Ward, Emma                     II                      SSGM Australia (SA1)
Weiner, Peter                  I                       Plan Sponsor Sales  (MAO-2)
Whelan, Terence                I                       SSGM LLC-Capital Corp (MAO-18)
Whitney, Deborah               I                       Electronic Sales & Trading  (MAO-2)
Whittemore, Ken                II                      Finance
Wright, Jock                   I                       Fixed Income (MAO-2)
Yau, Richard                   II                      Equity Connect (MAO-2)
Yeung, Shida                   I                       SSGM LLC-Clipper Rec Dept (MAO-18)
Yonchak, Jim                   I                       Electronic Sales Trading (MAO-2)
Yusah, Jeff                    I                       Transition Management  (MAO-2)
Zakarian, George               I                       HNW/Sales  (MAO-2)

                                  ATTACHMENT B
                      NOTIFICATION OF PROPOSED TRANSACTIONS
                              REQUIRED INFORMATION

Security Name

Ticker Symbol

Trade Date

Buy or Sell

# of Shares

COMPLIANCE CERTIFICATION (YES OR NO)

1) Are you in possession of any material non-public information regarding this security?

2) Have you based this transaction on information obtained pursuant to current or expected trading activity of the company or any of its customers?

3) If the transaction involves a customer of State Street, are you currently managing or directing that client relationship?

NOTE: THE INFORMATION ABOVE SHOULD BE E-MAILED TO SSCM TRADE REPORT FOR EACH TRANSACTION.